Exhibit 10.3

                          NATIONAL RESEARCH CORPORATION

                                 INCENTIVE PLAN


             This Incentive Plan (the "Plan") is approved and adopted as of this 14th day of October, 1994, by National Research Corporation, a Nebraska corporation (the "Company").

             1. Purpose. The purpose of this Plan is to advance the interests of the Company by stimulating superior performance through financial rewards to individual key employees for achievement of earnings objectives in order to increase such employees' incentive and personal interest in the continued success and growth of the Company.

             2. Definitions. The following definitions shall be applicable in the administration of this Plan:

             (A) Award Period: Award Period shall coincide with the Company's fiscal year.

             (B)  Company:  Company shall mean National Research Corporation.

             (C) Fiscal Year: Fiscal Year shall mean the fiscal year of the Company.

             (D) Incentive Award: Incentive Award shall mean the dollar value of the incentive earned by a Participant attributable to a particular Award Period.

             (E) Incentive Awards: Incentive Awards shall mean the total dollar value of all incentive awards to all Participants attributable to a particular Award Period.

             (F) Legal Representatives: Legal representatives shall mean the personal representatives, estates, beneficiaries, heirs or legatees of deceased participants, or guardians and conservators.

             (G) Operating Income: Operating Income shall mean the net operating income of the Company after depreciation and interest expense, but before deduction of any bonus payable to the President and income taxes.

             (H) Participant: Participant shall mean a key employee who has been designated by the President to participate in the Plan.

             (I) Personal Goals: Personal Goals shall mean the goals and objectives established by the President for a Participant pertaining to an Award Period.

             (J)  Plan:  Plan shall mean this Incentive Plan.

             (K) President: President shall mean the President of the Company.

             (L) Total Disability: Total Disability shall have the definition as set forth in the Company's Disability Insurance Plan.

             3. Administration. The Plan will be administered by the President, who will interpret the Plan, establish administrative rules, select key employees for participation, and shall take such other actions as may be necessary in conjunction with the Plan. Determinations and actions by the President, with regard to this Plan, shall be final and binding upon the Participants and their Legal Representatives.

             4. Eligibility. Key employees of the Company, selected by the President will be eligible for participation in the Plan.

             5. Effective Date. The Plan will become effective upon approval by the President, and shall continue in effect until terminated in whole or in part by the President.

             6. Grant of Incentive Awards. Subject to the terms and conditions of this Plan, the Company, as approved by the President, may grant Incentive Awards to eligible employees. Incentive Awards may be granted at any time during the continuation of the Plan.

             7.   Incentive Awards Available During an Award Period.

                  (A) The Incentive Awards which may be granted under the Plan for any Award Period shall be a percentage of Operating Income for such Award Period as established by the President, provided that the Operating Income exceeds the minimum amount established by the President. Such percentage and minimum amount shall be established not less than thirty (30) days prior to the commencement of the Award Period and shall be communicated to Participants in writing. In the event that the Company does not achieve the minimum Operating Income amount set by the President, no Incentive Awards shall be made for such period.

                  (B) If the minimum Operating Income is achieved by the Company for an Award Period, the Participant's total potential share of the Incentive Awards shall be calculated by multiplying a factor, the numerator of which shall be the Participant's base salary as of the beginning of the Award Period, and the denominator of which shall be the total base salaries for all Participants as of the beginning of the Award Period, times the percentage set by the President as provided in (A) above. This potential share of the Incentive Awards shall be communicated to the Participants in writing.

                  (C) The President shall determine at the beginning of the Award Period (1) that percentage of the Participant's potential Incentive Award which shall be awarded to the Participant solely as a result of the Company attaining the minimum Operating Income for the Award Period, and (2) that portion of the Participant's potential Incentive Award which shall be awarded to the Participant which is attributable to accomplishment of the Participant's personal goals for the Award Period. The amount of the Participant's Incentive Award to be awarded as a result of the degree of accomplishment of such personal goals shall be determined in the sole discretion of the President not later than ninety (90) days following the end of the Fiscal Year in which the Incentive Award is earned.

                  (D) For purposes of calculating Operating Income, accounting methods and principals consistently applied in accordance with the annual compiled financial statements of the Company shall be utilized.

             8. Vesting and Payment of Incentive Awards. Incentive Awards granted hereunder shall become vested in and shall be paid to Participants not later than ninety (90) days following the end of the Fiscal Year in which the Incentive Award is earned and each Fiscal Year thereafter, in the following installments:

             Year Following Award Period        Percentage Vested
             for Which Incentive Awarded           and Payable

                    1st Year                           20%
                    2nd Year                           40%
                    3rd Year                           60%
                    4th Year                           80%
                    5th Year                          100%

             9. Termination of Employment of a Participant; Termination of Plan. In the event that a Participant's employment with the Company terminates by reason of death or Total Disability prior to complete vesting of the Incentive Award pursuant to the foregoing schedule, each Incentive Award awarded to the Participant shall immediately be fully vested in such Participant as of his or her date of death or Total Disability. If a Participant's employment terminates for any reason other than death or Total Disability, such Participant shall be vested in each Incentive Award only to the extent each such Incentive Award had vested prior to such termination as provided in paragraph 8 hereinabove. In the event of Participant's death or Total Disability, the Company shall make payment to the Participant in accordance with paragraph 11 hereinbelow.
   In the event that this Plan shall be terminated by the President, the unvested portion of any Incentive Award shall become vested, and the Company shall make payment to the Participant in accordance with paragraph 11 hereinbelow.

             10.  Payment for Incentive Awards.

                  (A) In the event of Plan termination by the President, payment of the invested and unpaid portion of each Incentive Award made to the Participant may, in the President's discretion, be made by the Company to a Participant, in a lump sum, or by issuance to the Participant of a promissory note in a principal amount equal thereto as follows:

                  (1) Payment of the principal amount shall be made in equal semi-annual installments over a period of five (5) years following the date of Plan termination;

                  (2) Interest on the unpaid principal balance shall be paid, along with the semi-annual principal payments, at the rate as provided in accordance with Section 1274(d) of the Internal Revenue Code at the beginning of each semi-annual period for which principal payments are due; and

                  (3) The Company shall be entitled to prepay the promissory note, in whole or in part, at any time without notice, demand or penalty.

                  (B) In the event of the Total Disability or death of Participant, the value of the unvested and unpaid portion of each Incentive Award made to Participant may be paid by the Company to the Participant or the Participant's estate, as appropriate, in accordance with the procedure set forth in paragraph 10(A) hereinabove.

             11. Non-Alienation. The Participant shall not have any right to assign, transfer, pledge or otherwise convey by will or inter vivos instrument, any Incentive Award which may be awarded hereunder, and any such attempted assignment, transfer, pledge or other conveyance shall not be binding upon the Company. Any payments for Incentive Awards under this Plan to a deceased or Totally Disabled Participant shall be paid to such Participant's designated beneficiary, or in the absence of such designation, to such Participant's Legal Representative.

             12. Nature of Incentive Awards. The Participant's Incentive Awards shall be utilized solely as a device for the measurement and determination of compensation to be paid to the Participant as provided in this Plan. The Incentive Awards shall not constitute or be treated as a trust fund of any kind. On the contrary, all amounts at any time credited to the Participant shall be and remain the sole property of the Company, and the Participant shall have no ownership rights with respect thereto. The Participant's right to receive payments as herein provided and the Participant's position with respect thereto is that of a general unsecured creditor of the Company.

             13. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Participant such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes.

             14. Limited Interest. The grant of an Incentive Award shall not be construed as giving the Participant any interest other than as provided in this Plan. Nothing in this Plan or any agreement entered into pursuant hereto shall confer upon the Participant the right to continue in the employment of the Company.

             15. State Law. This Plan shall be governed by and construed in accordance with the internal laws of the State of Nebraska.

             16. Amendment. This Plan may be amended, modified, terminated or otherwise altered by the President, for reasons including, but not limited to, the overall financial and business condition of the Company.